EXHIBIT 99.1


Associated Banc-Corp                            First Financial Corporation

                                                                    NEWS RELEASE

For Associated Banc-Corp:                       For First Financial Corporation:

TRADED:           NASDAQ/NMS                    NASDAQ/NMS
SYMBOL:           ASBC                          FFHC

Contact:      H.B. Conlon                       John C. Seramur
              Chairman & CEO                    President & CEO
              414-433-3166                      715-341-0400
                      or                                or

              Joseph B. Selner                  Thomas H. Neuschaefer
              Chief Financial Officer           Chief Financial Officer
              414-433-3203                      715-341-0400
                      or                                or

              Brian R. Bodager                  Kenneth F. Cainiczek
              General Counsel & Secretary       Senior Vice President
              414-433-3171                      715-345-4352

For Immediate Release:

              ASSOCIATED BANC-CORP AND FIRST FINANCIAL CORPORATION
                                 AGREE TO MERGE

GREEN BAY, WISC. and STEVENS POINT, WISC., May 14, 1997 - - H.B. Conlon, chairman and chief executive officer for Associated Banc-Corp (NASDAQ/NMS), and John C. Seramur, president and chief executive officer for First Financial Corporation, today announced the signing of a definitive agreement to merge in a stock-for-stock transaction. This merger of equals will result in an institution with combined assets of $10.5 billion, equity capital of approximately $900 million, and a network of over 220 full-service banking locations throughout Wisconsin and Illinois.


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Associated-First Financial / Add One

         The merger agreement, which has been approved by the boards of directors of both institutions, provides for each share of First Financial Corporation common stock to be exchanged for .765 shares of Associated Banc-Corp common stock on a tax-free basis. Based on Tuesday's (5/13/97) closing price for Associated Banc-Corp common stock, the market value of the combined companies would be approximately $2 billion.

         The merger, which requires approval by shareholders of both companies and regulatory authorities, is expected to be completed late in 1997. The merger will be accounted for as a pooling-of-interests.

         The merged company will retain the Associated Banc-Corp name. Headquarters has been designated to be in Green Bay, and it is anticipated that significant operations will remain in both Stevens Point and Green Bay. Associated Banc-Corp Chief Executive Officer H.B. Conlon will be Chairman and CEO of the combined companies. John C. Seramur, First Financial Corporation's chief executive officer, will be named Vice Chairman and will remain president of First Financial during the integration period. Robert C. Gallagher will remain as Vice Chairman of Associated. The board of directors of the combined institution will consist of seven of the existing directors from each company. Pursuant to the execution of the definitive agreement to merge, both companies executed a stock option agreement providing for the purchase of 19.9% of each other's common stock under specified circumstances.

         Conlon, chairman and chief executive officer of Associated Banc-Corp, said, "This transaction joins two institutions which have had a distinguished track record serving their respective markets and creating value for their shareholders. The resources and expertise of these two premier financial institutions are highly complementary. This merger will further serve the best interests of the customers and shareholders of the combined institution. It is based on an enhanced ability to provide a wide range of high

Associated - First Financial / Add Two

quality financial services to consumers and businesses in the communities which our banks serve. The merger will considerably expand our collective reach and market share, and is consistent with the long-term strategic plans of both companies. We are enthusiastic about the prospects for this transaction."

         "Both of our companies have been successful in terms of overall performance and return to shareholders. Our future prospects as a combined company far exceed what we could accomplish on an individual basis," said Seramur, president and chief executive officer of First Financial. "Early in our conversations, we realized that both of our companies focus on the customer through the provision of superior customer service by outstanding employees. This will be the foundation of our future success as a combined company."

         The proposed transaction is expected to be earnings accretive during fiscal year 1998, the first full year of consolidation. The combined company anticipates taking a material one-time charge and one-time confirming accounting adjustment of at least $40,000,000, net of taxes, in connection with the transaction, the exact amount of which has not yet been determined. It is further anticipated that transactional economies will result in pre-tax savings totaling approximately $10 million in the first full year of consolidation and is expected to increase in future years.

         The complementary financial products and services offered by these two institutions are expected to contribute to the future performance of the combined institution. The financial statements of the combined companies will have capital levels materially in excess of regulatory minimums. Pursuant to this announcement, First Financial Corporation indicated that it is immediately terminating its previously announced stock buyback program.

Associated - First Financial / Add Three

         The branch systems of the two companies have only minimal geographic overlap. Therefore, the combined company will have a much stronger branch franchise throughout Wisconsin and Illinois. For example, the company will now be the third largest bank in Wisconsin in terms of deposit market share. In addition, it will be the only bank in Illinois to have office representation in the state's four top banking markets - Chicago, Peoria, Rockford, and the Illinois portion of the St. Louis metropolitan area.

         "The compatibility of our two companies is just tremendous in terms of the broad array of banking services that we can bring to our community markets," emphasized Conlon. "Associated will add trust and asset management services and business banking to the product mix currently offered at the First Financial offices. First Financial brings a strong and profitable credit card operation to the combined company, along with a sizable and growing home equity loan portfolio. In addition, both of our companies are strong mortgage originators."

                  "Our shared focus on the customer will be greatly enhanced as a result of this merger," noted Seramur. "Both Associated and First Financial are focusing on technology to improve customer service. The combined organization will have greater critical mass to invest in ways to improve our delivery of products and financial services."

                  "We realize that mergers can be disruptive and we are committed to making this a smooth transition," stated Seramur. "Both of our companies have been involved in numerous acquisitions, and we have the experience to make this a positive transition for our customers and employees."

                  "Our customers will have access to over 220 branch offices and 150 ATMs," added Conlon. "Existing and new business customers will be provided with a wider variety of products and services, supported by decision making at the local level."



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Associated - First Financial / Add Four

         Both companies are very active participants in their local community markets, and this commitment will be continued by the combined bank. Every effort will be made to promote community development and reinvestment opportunities in these markets.

         Associated-Banc-Corp is headquartered in Green Bay, WI. The diversified multi-bank holding company currently has $4.4 billion in assets with more than 2,000 employees and over 98 banking locations in Wisconsin and northern
Illinois. Associated offers a variety of financially related products and services to complement its traditional line of banking products.

         First Financial Corporation is one of the largest thrift holding companies in the country and provides a broad range of financial products, including commercial and residential mortgages, appraisals, consumer and home equity loans, insurance, and credit cards. First Financial has assets of $5.8 billion, 1,775 employees, and 128 banking offices in Wisconsin and Illinois.
                                    * * * * *


                  THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS, INCLUDING ESTIMATES OF FUTURE OPERATING RESULT AND OTHER FORWARD-LOOKING FINANCIAL INFORMATION FOR ASSOCIATED, FIRST FINANCIAL, AND THE COMBINED COMPANY. THESE ESTIMATES CONSTITUTE FORWARD-LOOKING STATEMENTS (WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995), WHICH INVOLVE SIGNIFICANT RISKS AND UNCERTAINTIES. ACTUAL RESULTS AND OTHER FINANCIAL INFORMATION MAY DIFFER MATERIALLY FROM THE RESULTS AND FINANCIAL INFORMATION DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE SUCH A DIFFERENCE INCLUDE, BUT ARE NOT LIMITED TO: (1) EXPECTED COST SAVINGS FROM THE MERGER CANNOT BE FULLY REALIZED OR REALIZED WITHIN THE EXPECTED TIME FRAME; (2) REVENUES FOLLOWING THE MERGER ARE LOWER THAN EXPECTED; (3) COMPETITIVE PRESSURES AMONG FINANCIAL INSTITUTIONS INCREASE SIGNIFICANTLY; (4) COSTS OR DIFFICULTIES RELATED TO THE INTEGRATION OF THE BUSINESSES OF ASSOCIATED AND FIRST FINANCIAL ARE GREATER THAN EXPECTED; (5) GENERAL ECONOMIC CONDITIONS ARE LESS FAVORABLE THAN EXPECTED; AND (6) LEGISLATION OR REGULATORY CHANGES ADVERSELY AFFECT THE BUSINESS IN WHICH THE COMBINED COMPANY WILL BE ENGAGED.